UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Zogenix, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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5858 Horton Street, #455

Emeryville, California 94608

SUPPLEMENT TO THE PROXY STATEMENT FOR THE

2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JULY 13, 2016

The following information relates to the proxy statement, or the Proxy Statement, of Zogenix, Inc., dated June 3, 2016, furnished to our stockholders in connection with the solicitation of proxies by our board of directors for our 2016 annual meeting of stockholders to be held on July 13, 2016. The information in this supplement to the Proxy Statement, or this Supplement, is in addition to the information required to be provided to our stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.

On July 8, 2016, our board of directors determined to no longer seek stockholder approval of a one-time option exchange program and to withdraw this proposal from the agenda for the annual meeting. This proposal was included as Proposal 3 in the Proxy Statement. Proposal 3 is withdrawn and will not be considered or voted upon at the annual meeting. All other proposals presented in the Proxy Statement remain on the agenda for the annual meeting.

As a result of the withdrawal of Proposal 3, we note the following important matters regarding voting:

•	We will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the withdrawal of Proposal 3.

•	Proxy cards or voting instructions received with direction on Proposal 3 will not be voted on Proposal 3. Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the annual meeting (i.e., Proposals 1 and 2) will remain valid, and will be voted on those Proposals as directed.

•	The record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting has been set and remains as the close of business on May 16, 2016.

Copies of the Proxy Statement, the documents incorporated by reference and all other proxy materials are available at our website at www.zogenix.com under the section “Investors – SEC Filings” and on the SEC’s website at www.sec.gov.

Our board of directors reserves the right to revisit the possibility of an option exchange program at any point in the future on such terms as may be decided at that time to be in the best interest of Zogenix and our stockholders.

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